Exhibit 3.3

AMENDED AND RESTATED

BYLAWS OF EVA LIVE, INC.

ARTICLE I

OFFICES

Section 1.1. Registered Agent and Office. The registered agent of the Corporation (the “Corporation”) shall be as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”) and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation’s registered agent or office by making the appropriate filing with the Nevada Secretary of State (“SOS”).

Section 1.2. Principal Office. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 1.3. Other Offices. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

STOCKHOLDERS

Section 2.1. Place of Meeting. Meetings of the stockholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the stockholders may be held solely by means of electronic communication in accordance with Section 2.2.

Section 2.2. Participation by Remote Communication. Stockholders not physically present at a meeting of the stockholders may participate in the meeting by remote communication, including (without limitation) electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each stockholder participating by remote communication.

(b) Provide the stockholders a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner with the proceedings.

Stockholders participating by remote communication shall be considered present in person at the meeting.

Section 2.3. Annual Meeting. An annual meeting of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on such date and time fixed by the Board of Directors and designated in the notice of the meeting.

Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.4. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of directors then in office, or by the Chairman of the board of directors or the Chief Executive Officer of the Corporation, and may not be called by any other person or persons, including stockholders of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating the purpose or purposes stated in the notice of the meeting.

Section 2.5. Stockholder Nominations.

(a) Annual Meetings of Stockholders. At any annual meeting of stockholders, only such nominations of persons for election to the Board of Directors shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors must be made only: (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board; or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the notice required by this Section, is a stockholder of record on the record date for the determination of stockholders entitled to vote at the meeting, is a stockholder of record at the time of the meeting, is entitled to vote at the meeting and complies with the notice, information and other procedures set forth in this Section. The immediately preceding clause shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders. For nominations of persons for election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to this Section, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, and the stockholder and each Stockholder Associated Person must have complied with all applicable requirements of this Section.

To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive officers of the Corporation not earlier than the close of business on the one hundred twentieth day and not later than the close of business on the ninetieth (90th) day before the first anniversary of the preceding year’s annual meeting of stockholders. If the date of the annual meeting is more than thirty days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, the stockholder’s notice must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth day before such annual meeting or the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, postponement, rescheduling or continuation of an annual meeting, or the Public Announcement thereof, commence a new time period, or extend any time period, for the giving of a stockholder’s notice under this Section.

Notwithstanding anything in the immediately preceding paragraph to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no Public Announcement by the Corporation naming all nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, then a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. At any special meeting of stockholders, only such business shall be conducted as shall have been specified in the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only by or at the direction of the Board of Directors or by any stockholder of the Corporation who was a stockholder of record at the time of giving the notice required by this Section, is a stockholder of record at the time of the meeting, is entitled to vote at the meeting and complies with the notice, information and other procedures set forth in this Section.

If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, a stockholder may nominate a person or persons for election to such position or positions as are specified in the Corporation’s notice of meeting if the stockholder’s notice is delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th)day before such special meeting and not later than the close of business on the later of the ninetieth day before such special meeting or the tenth (10th) day following the day on which Public Announcement of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall any adjournment, postponement, rescheduling or continuation of a special meeting, or the Public Announcement thereof, commence a new time period, or extend any time period, for the giving of a stockholder’s notice under this Section.

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(c) Form and Content of Stockholder Notice. To be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section must set forth, as to each Nominating Person, the name and address of such Nominating Person; the class or series and number of shares of capital stock or other securities of the Corporation that are, directly or indirectly, owned of record or beneficially by such Nominating Person; any Derivative Instrument directly or indirectly owned beneficially by such Nominating Person; any proxy, contract, arrangement, understanding ore relationship pursuant to which such Nominating Person has a right to vote any shares or other securities of the Corporation; any rights to dividends on the shares of the Corporation owned beneficially by such Nominating Person that are separated or separable from the underlying shares of the Corporation; any proportionate interest in shares or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or managing member; any performance-related fee, other than an asset-based fee, that such Nominating Person is entitled to receive based on any increase or decrease in the value of shares or other securities of the Corporation or Derivative Instruments; any significant equity interests or Derivative Instruments; any significant equity interests or Derivative Instruments in any principal competitor of the Corporation held by such Nominating Person; any direct or indirect interest of such Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation; any material pending or threatened legal proceeding in which such Nominating Person is a party or material participant involving the Corporation or any of its officers, directors or affiliates; any material relationship between such Nominating Person on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand; any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents for the nomination pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the meeting, intends to appear in person or by proxy at the meeting to bring such nomination before the meeting and intends to remain a stockholder or record through the date of the meeting.

The notice must also set forth, as to each proposed nominee, the name, age, business address and residence address of such proposed nominee; the principal occupation or employment of such proposed nominee; the class or series and number of shares of capital stock or other securities of the Corporation that are, directly or indirectly, owned of record or beneficially by such proposed nominee; any Derivative Instrument directly or indirectly owned beneficially by such proposed nominee; a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and such proposed nominee and such proposed nominee’s respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Nominating Person were the “registrant” for purposes of that rule and the proposed nominee were a director or executive officer of such registrant; a completed and signed questionnaire, representation and agreement in the form provided by the Corporation; a written consent of such proposed nominee to being named as a nominee in any proxy statement and form of proxy relating to the meeting and to serving as a director if elected; a written representation and agreement that such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s ability to comply with such proposed nominee’s fiduciary duties under applicable law; a written representation and agreement that such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; a written representation and agreement that such proposed nominee, if elected, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the Corporation; and all other information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

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The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director under applicable stock exchange rules, any applicable rules or the Securities and Exchange Commission, the articles of incorporation, these amended and restated bylaws (the “Bylaws”) and any publicly disclosed corporate governance guidelines or committee charter of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence, qualifications, attributes, fitness, experience, skills, integrity or suitability of such proposed nominee. A proposed nominee shall make himself or herself available for interviews with the Board of Directors or any committee thereof upon the reasonable request of the Corporation.

(d) Additional Requirements Relating to Rule 14a-19. Without limiting the other requirements of this Section, any stockholder who provides notice pursuant to Rule 14a-19 under the Exchange Act must comply with Rule 14a-19 and must deliver to the Corporation reasonable evidence that such stockholder has met the requirements of Rule 14a-19, including the requirements of Rule 14a-19(a)(3), no later than five business days before the meeting or any earlier time as the Corporation may reasonably request after the stockholder provides notice pursuant to Rule 14a-19. If the stockholder fails to comply with Rule 14a-19, fails to provide the evidence required by this paragraph, fails to include a proposed nominee in the stockholder’s proxy materials as required by Rule 14a-19, fails to solicit proxies in support of each proposed nominee in accordance with Rule 14a-19, or provides notice pursuant to Rule 14a-19 and subsequently fails to comply with the requirements of Rule 14a-19 or notifies the Corporation that such stockholder no longer intends to solicit proxies in accordance with Rule 14a-19, then the nomination of each proposed nominee of such stockholder shall be disregarded, notwithstanding that proxies or votes in respect of such nomination may have been received by the Corporation.

Upon request by the Corporation, any stockholder that provides notice pursuant to Rule 14a-19 shall, no later than five (5) business days after such request, inform the Corporation whether such stockholder intends to solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees and shall provide a written certification that such stockholder has complied, and will comply, with the requirements of Rule 14a-19.

Any stockholder that provides notice pursuant to Rule 14a-19 shall promptly notify the Corporation if such stockholder no longer intends to solicit proxies in accordance with Rule 14a-19.

(e) Accuracy, Updates and Supplements. A stockholder providing notice pursuant to this Section shall update and supplement such notice so that the information provided or required to be provided in such notice is true and correct as of the record date for the determination of stockholders entitled to vote at the meeting and as of the date that is ten business days before the meeting or any adjournment, postponement, rescheduling or continuation thereof. Any such update or supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date, in the case of an update and supplement required to be made as of the record date, and not later than seven business days before the date of the meeting or any adjournment, postponement, rescheduling or continuation thereof, in the case of an update and supplement required to be made as of ten business days before the meeting or any adjournment, postponement, rescheduling or continuation thereof. The obligation to update and supplement shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadline under this Section or permit a stockholder who has previously submitted notice under this Section to amend or update any nomination or to submit any new nomination, including by changing or adding nominees.

(f) Determination of Compliance. Except as otherwise required by law, the chair of the meeting shall have the power and duty to determine whether any nomination proposed to be brough before the meeting was made in accordance with the procedures set forth in this Section and applicable law. If the chair of the meeting determines that any nomination was not made in accordance with this Section and applicable law, then the chair of the meeting shall so declare at the meeting and such defective nomination shall be disregarded, notwithstanding that proxies or votes in respect of such nomination may have been solicited or received by the Corporation. The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of stockholders as it deems appropriate and may make such determinations regarding compliance with this Section as it deems appropriate, in each case consistent with applicable law.

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A stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the articles of incorporation, any certificate of designation or applicable law.

(g) Definitions. For purposes of this Section, “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, swap, hedge, profit interest or similar right, agreement, arrangement or understanding, whether or not presently exercisable or settled in shares or cash, the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any shares or other securities of the Corporation.

For purposes of this Section, “Nominating Person” means the stockholder providing notice of a nomination proposed to be brought before a meeting; the beneficial owner or beneficial owners, if different, on whose behalf the nomination is proposed; any affiliate or associate of such stockholder or beneficial owner; and person acting in concert with such stockholder or beneficial owner; and any participant, as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, with such stockholder or beneficial owner in the solicitation of proxies in respect of any proposed nomination.

For purposes of this Section, “Public Announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

For purposes of this Section, “Stockholder Associated Person” means, with respect to any stockholder, any beneficial owner on whose behalf a nomination is made; any affiliate or associate of such stockholder or beneficial owner; any person acting in concert with such stockholder or beneficial owner; any person controlling, controlled by or under common control with such stockholder or beneficial owner; and any member of the immediate family of such stockholder or beneficial owner sharing the same household.

Section 2.6. Fixing the Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be the date fixed by resolution of the Board of Directors. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be less than 10 or more than 60 days before the meeting of stockholders. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 60 days after the original meeting of stockholders.

Section 2.7. Notice of Stockholders’ Meeting. Written notice stating the place (if any), date, and time of the meeting, the means of any electronic communication by which stockholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 and not more than 60 days before the date of the meeting.

Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A stockholder’s participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

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Section 2.8.Voting Lists. The Corporation shall prepare, as of the record date fixed for a meeting of stockholders, an alphabetical list of all stockholders entitled to vote at the meeting (or any adjournment thereof). The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting (or any adjournment thereof).

If any stockholders are participating in the meeting by remote communication, the list shall be open to examination by the stockholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to stockholders with the notice of the meeting.

Section 2.9. Quorum of Stockholders. At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person, by means of remote communication, or by proxy of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”). If any class or series of shares is permitted or required to vote separately on any action, the presence in person or by proxy of a majority of the voting power of such class or series constitutes a quorum for the transaction of business.

The holders of a majority of the voting power represented in person, by means of remote communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 2.10. Conduct of Meetings. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the stockholders. At every meeting of the stockholders, the Chairman, or in the Chairman’s absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.11. Voting of Stock. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Corporations Act:

(a) If a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against the action.

(b) If a quorum exists of any class or series of stock that is permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of a quorum of that class or series votes in favor of the action.

Stockholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.12. Voting by Proxy. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

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A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a) One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b) The stockholder executing the original written proxy revokes the proxy by attending a stockholders’ meeting and voting its shares in person, in which case any votes cast by that stockholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 2.13. Action by Stockholders Without a Meeting. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of stockholders may be taken without a meeting. if, before or after the action, a written consent to the action is signed by stockholders holding a majority of the voting power of the Corporation or, if different, the proportion of voting power required to take the action at a meeting of stockholders.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons at least 18 years of age and need not be stockholders of the Corporation.

Section 3.2. Number of Directors. The number of directors shall be at least one (1) and not more than thirteen (13), provided that the number of directors may be increased or decreased from time to time by an amendment to these Bylaws. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed, within such range, by the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. Term of Office. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified.

Section 3.4. Removal. Any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds precent (66.67%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. For purposes of this Section 3.4 “cause” means (i) conviction of a felony, (ii) declaration of unsound mind by a court of competent jurisdiction, (iii) gross dereliction of duty, or (iv) commission of an act involving moral turpitude that is materially injurious to the Corporation.

If a director is elected by the holders of a class or series of shares, only the vote of the stockholders of such class or series, and not the votes of the outstanding shares as a whole, shall be required to remove the director.

Section 3.5. Resignation. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.6. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy on the board of directors resulting from death, resignation, retirement, disqualification, removal, an increase in the number of directors, or any other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by the sole remaining director. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. Stockholders shall have no right to fill any vacancy on the board of directors.

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Section 3.7. Regular Meetings of Directors. A regular meeting of the newly-elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

Section 3.8. Special Meetings of Directors Special meetings of the Board of Directors may be called by the entire Board of Directors, any two directors, or the President or Chief Executive Officer.

Section 3.9. Participation by Electronic Communication. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each director participating by electronic communication.

(b) Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

Section 3.10. Notice of Directors’ Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than one days’ written notice stating the purpose or purposes of the meeting, and the date, place (if any), and time of the meeting, and the means of any electronic communication by which directors may participate in the meeting. Notice may be given to each director personally, by mail, by electronic transmission if consented to by the director, or by any other means of communication authorized by the director.

A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.11.Quorum and Action of Directors. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

The act of the directors holding a majority of the voting power of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12. Compensation. Directors shall not receive any stated salary for their services, but the Board of Directors may provide for a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13. Action by Directors Without a Meeting Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent describing the action and deliver it to the Corporation.

Section 3.14. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Corporations Act.

Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a) Fill vacancies on the Board of Directors or any committee thereof.

(b) Amend the Articles of Incorporation.

(c) Adopt, amend, or repeal these Bylaws.

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(d) Authorize the issuance of shares of the Corporation’s stock.

(e) Authorize a distribution.

(f) Approve any action that requires stockholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 4.1. Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, a Treasurer, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2. Removal and Resignation. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering written notice to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. Indemnification in Actions By Third Parties. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a) Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

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(b) Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 5.2. Indemnification in Actions By or On Behalf of the Corporation. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a) Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

(b) Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 5.3. Indemnification Against Expenses. The Corporation shall, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 5.1 and 5.2, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense.

Section 5.4. Non-Exclusivity of Indemnification Rights. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the directors or stockholders of the Corporation, or otherwise. The indemnification provided under this Article V shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 6.1. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporations Act. Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state:

(a) The name of the Corporation and that it is organized under the laws of Nevada.

(b) The name of the person to whom the certificate is issued.

(c) The number of shares represented by the certificate.

(d) Any restrictions on the transfer of the shares, such statement to be conspicuous.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.2. Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. Registered Stockholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

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Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII

DISTRIBUTIONS

Section 7.1. Declaration. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash or property (other than shares of the Corporation), or a pro rata issuance of shares of the Corporation without consideration pursuant to NRS 78.215(3), to the extent permitted by the Articles of Incorporation and the Nevada Corporations Act.

Section 7.2. Fixing Record Dates for Distributions and Shares Issues Pursuant to NRS 78.215(3). For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or an issuance of shares pursuant to NRS 78.215(3), the Board of Directors may, at the time of declaring the distribution or issuance, set a date no more than 60 days prior to the date of the distribution or issuance. If no record date is fixed for such distribution or issuance, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or issuance is adopted.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Checks, Drafts, Etc. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.3. Conflict with Applicable Law or Articles of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Corporations Act shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to amend or repeal these Bylaws, or to adopt new Bylaws.

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